SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SYRATECH CORP.

          GABELLI FOUNDATION
                                 4/16/97           13,050-           32.0000
          GIL II, LTD.
                                 4/16/97           12,000-           32.0000
          GABELLI INTERNATIONAL LTD
                                 4/16/97           16,200-           32.0000
                                 4/07/97            4,000            31.9900
          GABELLI INTERNATIONAL LTD
                                 4/16/97            3,263-           32.0000
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 4/16/97           78,300-           32.0000
               THE GABELLI EQUITY TRUST,INC.
                                 4/16/97           19,575-           32.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 4/16/97          170,000-           32.0000
               THE GABELLI ASSET FUND
                                 4/16/97           78,300-           32.0000
               THE GABELLI CAPITAL ASSET FUND
                                 4/16/97            5,000-           32.0000
               THE GABELLI ABC FUND
                                 4/16/97           44,370-           32.0000
          GAMCO INVESTORS, INC.
                                 4/16/97           73,000-           32.0000
          GAMCO INVESTORS, INC.
                                 4/16/97          745,643-           32.0000
                                 4/15/97            4,000-             *DO
                                 4/09/97              600            31.8750
          GABELLI ASSOCIATES LTD
                                 4/16/97           18,000-           32.0000
                                 4/16/97           41,000-           32.0000
          GABELLI ASSOCIATES FUND
                                 6/03/97            6,499            32.1250
                                 4/16/97          122,600-           32.0000


(1) TRANSACTIONS ON APRIL 16, 1997 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(e) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.